EXHIBIT 99.1

FORM OF INSTRUCTIONS AS TO USE OF

MOTIENT CORPORATION

SUBSCRIPTION CERTIFICATES

CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER

AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Motient Corporation (the “Company”). The Company granted to its stockholders of record (the “Record Date Stockholders”) as of the close of business on December 17, 2004 (the “Record Date”), non-transferable rights (“Rights”) evidenced by subscription certificates (the “Subscription Certificates”), on the basis of one Right for each whole share of common stock of the Company (“Share”) held on the Record Date. The Rights generally entitle the holders thereof to subscribe for new Shares at a rate of .103 new Shares for each one Right held. The subscription price (the “Subscription Price”) is $8.57 per Share. The expiration date of the Rights Offering is September 7, 2006, unless extended by the Company (the “Expiration Date”).

The Company shall not issue more than 2.5 million shares under this Rights Offering. In the event that the Company received valid subscriptions for more than 2.5 million shares, the number of shares issued will be reduced on a pro rata basis so that the total number of shares issued will total 2.5 million shares. Only holders of record that did not participate in the November 12, 2004 private placement of the Company’s common stock are eligible to participate in this Rights Offering. Affiliates and/or related parties of those that participated in the November 12, 2004 private placement are also excluded from participation. The terms and conditions of the Rights Offering are set forth in a Prospectus dated August 8, 2006 (the “Prospectus”).

YOUR SUBSCRIPTION CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.

1.	Method of Subscription—Exercise of Rights.

To exercise Rights, complete your Subscription Certificate and send the properly completed and executed Subscription Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Share subscribed for to the Subscription Agent at the address below, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Shares being subscribed for by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Computershare Trust Company, N.A., as Subscription Agent. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, or (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order. If paying by uncertified personal check, please note that the funds paid thereby may take several business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check or money order.

The Subscription Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail	By Express Mail or Overnight Courier
Computershare	Computershare
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184

Delivery to an address other than those above does not constitute valid delivery.

By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Subscription Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the “Notice of Guaranteed Delivery”), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, (each, an “Eligible Institution”), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Certificate or Subscription Certificates held by you, the number of Shares being subscribed for pursuant to the Subscription Privilege and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Certificate or Subscription Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Certificate or Subscription Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No. (781) 380-3388). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent by calling Georgeson, Inc., the Information Agent, toll free at (866) 821-2550.

If the aggregate Subscription Price paid by you is insufficient to purchase the number of Shares subscribed for, or if no number of Shares to be purchased is specified, then you will be deemed to have exercised the Subscription Privilege to purchase Shares to the full extent of the payment tendered.

2.	Issuance of Common Stock.

As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Subscription Privilege.

3.	Sale or Transfer of Rights.

The Rights are not transferable in any way.

4.	Execution.

(a) Execution by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

5.	Method of Delivery.

The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take several business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check, money order or wire transfer of funds.

6.	Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.

In the case of Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of the Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Subscription Privilege.

7.	Form W-9.

If you elect to exercise the rights, you should provide the rights agent with a correct Taxpayer Identification Number on the Form W-9, which is included with these instructions. Additional copies of Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above.  See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which are included with these instructions.

Exhibit A

NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION CERTIFICATES

FOR SHARES OF COMMON STOCK ISSUED BY MOTIENT CORPORATION

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated August 8, 2006 (the “Prospectus”) of Motient Corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Certificates”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 P.M., New York City time, on September 7, 2006, unless such time is extended by Motient as described in the Prospectus (as it may be extended, the “Expiration Date”). Capitalized terms herein shall have the same meaning as defined in the Prospectus. This form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

Payment of the Subscription Price of $8.57 per shares for each share of Motient common stock subscribed for upon exercise of the Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 P.M. New York City time, on the Expiration Date, even if the Subscription Certificate(s) evidencing the Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

The Subscription Agent is:

COMPUTERSHARE TRUST COMPANY, N.A.

Attention: Corporate Actions

By First-Class Mail:	By Facsimile:
P.O. Box 859208 Braintree, MA 02185-9208	(781) 380-3388

By Express Mail or Overnight Courier:	Confirm by telephone to:
161 Bay State Drive Braintree, MA 02184	(781) 843-1833, ext. 200

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm, bank or trust company or other nominee that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee to the Subscription Agent and must deliver this Notice of Guaranteed Delivery and payment of the Subscription Price to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, which shall be September 7, 2006, unless the Offer is extended by the Company. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of a properly completed and signed Subscription Certificate (which certificate must then be delivered no later than the close of business on the third business day after the Expiration Date, unless extended). Failure to deliver this Notice or to make the delivery guaranteed will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York City time, on September 7, 2006 (unless extended as described in the Prospectus) of a properly completed and executed Subscription Certificate.

(continued on other side)

Broker Assigned Control # _______

MOTIENT CORPORATION

Number of rights to be exercised _______Rights	Number of shares requested _______Shares (rights * .103)	Payment $_______ Total Payment

Method of delivery (circle one)

A. Through Depository Trust Company (“DTC”)

B. Direct to Computershare Trust Company, N.A., as Subscription Agent. Please indicate below how the Rights to be delivered should be registered.

____________________

____________________

____________________

Please sign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

________________________________________	________________________________________
Name of Firm	Authorized Signature

________________________________________	________________________________________
DTC Participant Number	Title

________________________________________	________________________________________
Address	Name (Please Type or Print)

________________________________________	________________________________________
Zip Code	Phone Number

________________________________________	________________________________________
Contact Name	Date